SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 15, 2019

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Craft Brew Alliance, Inc. (the "Company"), has entered into revised employment agreements (the "Employment Agreements") with three of its named executive officers.  The Employment Agreements, which were approved by the Compensation Committee of the Company’s Board of Directors (the “Committee”) and signed on either July 15 or July 16, 2019, have an effective date of July 1, 2019, and replace agreements that expired on June 30, 2019.

During the term of each Employment Agreement, the executives will be entitled to salary, annual cash incentive compensation, health and other employee benefits, and stock-based awards as approved by the Committee under our executive compensation program. The general parameters of the current executive compensation program are described under the heading “Compensation Discussion and Analysis” in our proxy statement for the 2019 annual meeting of shareholders filed with the Securities and Exchange Commission on April 10, 2019.

The Employment Agreement with Derek Hahm, the Company’s Chief Commercial Officer, expires on December 31, 2021, and provides for the payment of a cash signing bonus in July 2019 of $28,193. Mr. Hahm’s Employment Agreement also provides for the payment of cash retention bonuses in installments on March 31 of each of the next three years based on specified percentages of awards made under our Amended and Restated Annual Cash Incentive Plan (the STI Plan”). Each retention bonus payment is conditioned on continued employment with the Company through the applicable payment date. Mr. Hahm also entered into an Employee Noncompetition and Nonsolicitation Agreement which will remain in effect until 12 months following termination of his employment for any reason, including after a change in control.
The Employment Agreement with Kenneth Kunze, the Company’s Chief Marketing Officer, has a term expiring on June 30, 2020, while the Employment Agreement with Edwin Smith, the Company’s Corporate Controller and Principal Accounting Officer, will expire on June 30, 2022.
Each of the Employment Agreements provides for severance compensation following termination of employment (x) by the Company other than for “cause” or (y) by the executive for “good reason.” In the absence of a change in control of the Company, following termination Messrs. Hahm and Kunze would each receive severance compensation in the form of 12 monthly payments equal to his monthly base salary rate then in effect, plus a cash payment equal to the amount of health insurance premiums under COBRA for 12 months, while Mr. Smith would receive such severance compensation for six months. The executive would forfeit any unpaid severance payments if he becomes employed by a brewing or other company that the Company determines, in its reasonable discretion, is a competitor of the Company or the portion of the Company's business relating to alcoholic beverages. The payment of severance benefits is also conditioned on execution of a general release of claims against the Company.
Upon termination of employment after a change in control of the Company occurs, each of the Employment Agreements provides for a single cash payment to be made within 45 days following termination in an amount equal to 18 months of base salary for Messrs. Hahm and Kunze and 12 months for Mr. Smith, plus (x) an amount equal to the executive’s target award under the STI Plan for the year in which the termination occurs and (y) an amount equal to the sum of COBRA health insurance premiums for the number of months specified above. These benefits will be forfeited if, before payment, the executive accepts employment with the acquirer of the Company under circumstances that would not justify termination for “good reason.”

The following definitions apply for purposes of the Employment Agreements:

•
“Change in control” is defined as: (a) the acquisition by a person or group of more than 50% of our outstanding stock; (b) replacement of a majority of the directors during a 12-month period (unless endorsed by a majority of the existing directors); or (c) acquisition by a person or group of assets representing at least 75% of the total gross fair market value of our assets.

•
“Cause” means: (a) engaging in conduct which has substantially and adversely impaired our interests, or would be likely to do so if the employee were to remain employed by us; (b) engaging in fraud, dishonesty or self-dealing relating to, or arising out of, the employee’s employment; (c) violating any criminal law relating to the employee’s employment or to us; (d) engaging in conduct which constitutes a material violation of a significant Company policy or our Code of Conduct and Ethics; or (e) repeatedly refusing to obey lawful directions of the executive’s supervisor or the Board of Directors, as applicable.

•
“Good reason” is defined as the occurrence of one or more of the following events without the employee’s consent: (a) a material reduction in base compensation; (b) a material reduction in authority, duties, or responsibilities as defined; (c) a material reduction in the authority, duties, or responsibilities of the person or persons to whom the employee reports; or (d) a relocation of the employee’s principal office to a location that is more than 100 miles from Portland, Oregon.

Finally, the Employment Agreements provide for acceleration of vesting of all unvested stock options and restricted stock units granted under one of the Company’s stock incentive plans and held by the executive immediately prior to termination of employment following the occurrence of a change in control. With respect to outstanding performance share awards held by Messrs. Hahm and Kunze, the amount to be paid will be determined by the Committee in its reasonable discretion based on the pro rata portion of the performance period that has elapsed and the extent to which progress towards the applicable performance goals has been achieved, but in no event will the amount that is treated as earned and vested be less than 33% of the target amount of each outstanding award. Performance share awards have been granted annually since 2011 and cover a three-year performance period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: July 19, 2019	By:	/s/ Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer